SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED APRIL 25, 2003
(To Prospectus dated April 24, 2003)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                        Alternative Loan Trust 2003-10CB
                                     Issuer

               Mortgage Pass-Through Certificates, Series 2003-23

-------------------------------------------------------------------------------

The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.

-------------------------------------------------------------------------------

The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated April 25, 2003, prepared in connection with the offering of the offered certificates of the series referenced above, and in the prospectus of the depositor dated April 24, 2003. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of May 27, 2003, the class certificate balance of the Class PO Certificates was approximately $4,983,954.

o Exhibit 1 to this supplement is the monthly statement made available to holders of the Class PO Certificates on the distribution date in May 2003.

o This supplement also modifies the "Method of Distribution" section on page S-54 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-41 of the prospectus supplement as described on the next page.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

June 30, 2003

                             ADDITIONAL INFORMATION

         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:

         o the prospectus supplement, dated April 25, 2003 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and

         o the prospectus of the depositor, dated April 24, 2003, which is attached to, and forms a part of this supplement.


                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders

         The monthly statement furnished to the Certificateholders on the Distribution Date in May 2003 (the "Certificate Date") is included herein as
Exhibit 1.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of June 30, 2003 (the "Placement Agreement"), between CWMBS, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is June 30, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 83%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                        Percentage of the Prepayment Assumption
                                        ---------------------------------------
        Class                            0%      50%     100%     150%     200%
        -----                            --      ---     ----     ----     ----
        Class PO..................      1.1%    3.1%     5.8%     8.6%    11.7%


         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

     THE
    BANK OF
     NEW
    YORK
101 Barclay Street, 8 West                        Distribution Date:     5/27/03
New York, NY 10286
Officer:        Courtney Bartholomew            212-815-3236
Associate:      Sean O'Connell                  212-815-6312

                             Countrywide Home Loans
                      Mortgage Pass - Through Certificates
                        Alternative Loan Trust 2003-10CB
                                 Series 2003-23


                 Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------------------------------------

                           Class           Certificate       Beginning        Pass Through       Principal        Interest
 Class      Cusip        Description        Rate Type         Balance           Rate (%)       Distribution     Distribution
---------------------------------------------------------------------------------------------------------------------------------
  1A1                     Senior            Fix-30/360       526,588,000.00      5.750000      4,279,152.11     2,523,234.17
  2A1                     Senior            Fix-30/360       168,683,000.00      5.000000        593,281.74       702,845.83
  PO                                                           5,061,808.22      0.000000         77,854.55                -
 PO-1                    Strip PO           Fix-30/360         4,706,473.51      0.000000         76,104.49                -
 PO-2                    Strip PO           Fix-30/360           355,334.71      0.000000          1,750.06                -
  AR                      Senior            Fix-30/360               100.00      5.750000            100.00             0.50
---------------------------------------------------------------------------------------------------------------------------------
   M                      Junior            Fix-30/360        12,325,000.00      5.568960         16,984.73        57,197.86
  B1                      Junior            Fix-30/360         5,075,000.00      5.568960          6,993.71        23,552.06
  B2                      Junior            Fix-30/360         2,900,000.00      5.568960          3,996.41        13,458.32
  B3                      Junior            Fix-30/360         1,450,000.00      5.568960          1,998.20         6,729.16
  B4                      Junior            Fix-30/360         1,450,000.00      5.568960          1,998.20         6,729.16
  B5                      Junior            Fix-30/360         1,450,609.80      5.568960          1,999.04         6,731.99
---------------------------------------------------------------------------------------------------------------------------------
Totals                                                       724,983,518.02                    4,984,358.69     3,340,479.05
---------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------
                               Current                         Cumulative
                Total          Realized        Ending           Realized
 Class      Distribution        Losses        Balance            Losses
--------------------------------------------------------------------------
  1A1       6,802,386.28               -    522,308,847.89              -
  2A1       1,296,127.57               -    168,089,718.26              -
  PO           77,854.55               -      4,983,953.67              -
 PO-1          76,104.49               -      4,630,369.02              -
 PO-2           1,750.06               -        353,584.65              -
  AR              100.50               -                 -              -
--------------------------------------------------------------------------
   M           74,182.60               -     12,308,015.27              -
  B1           30,545.77               -      5,068,006.29              -
  B2           17,454.73               -      2,896,003.59              -
  B3            8,727.36               -      1,448,001.80              -
  B4            8,727.36               -      1,448,001.80              -
  B5            8,731.03               -      1,448,610.76              -
--------------------------------------------------------------------------
Totals      8,324,837.75               -    719,999,159.33              -
--------------------------------------------------------------------------


                          Principal Distribution Detail

------------------------------------------------------------------------------------------------------------------------------
                          Original        Beginning         Scheduled                       Unscheduled
                         Certificate     Certificate        Principal        Accretion       Principal       Net Principal
Class        Cusip         Balance         Balance        Distribution       Principal      Adjustments      Distribution
------------------------------------------------------------------------------------------------------------------------------
  1A1                  526,588,000.00    526,588,000.00     4,279,152.11              -                -     4,279,152.11
  2A1                  168,683,000.00    168,683,000.00       593,281.74              -                -       593,281.74
  PO                     5,061,808.22      5,061,808.22        77,854.55              -                -        77,854.55
 PO-1                    4,706,473.51      4,706,473.51        76,104.49              -                -        76,104.49
 PO-2                      355,334.71        355,334.71         1,750.06              -                -         1,750.06
  AR                           100.00            100.00           100.00              -                -           100.00
------------------------------------------------------------------------------------------------------------------------------
   M                    12,325,000.00     12,325,000.00        16,984.73              -                -        16,984.73
  B1                     5,075,000.00      5,075,000.00         6,993.71              -                -         6,993.71
  B2                     2,900,000.00      2,900,000.00         3,996.41              -                -         3,996.41
  B3                     1,450,000.00      1,450,000.00         1,998.20              -                -         1,998.20
  B4                     1,450,000.00      1,450,000.00         1,998.20              -                -         1,998.20
  B5                     1,450,609.80      1,450,609.80         1,999.04              -                -         1,999.04
------------------------------------------------------------------------------------------------------------------------------
Totals                 724,983,518.02    724,983,518.02     4,984,358.69              -                -     4,984,358.69
------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
              Current         Ending             Ending
             Realized      Certificate         Certificate
Class         Losses         Balance             Factor
-------------------------------------------------------------
  1A1                 -      522,308,847.89     0.99187381385
  2A1                 -      168,089,718.26     0.99648285994
  PO                  -        4,983,953.67     0.98461922171
 PO-1                 -        4,630,369.02     0.98382982719
 PO-2                 -          353,584.65     0.99507489713
  AR                  -                   -     0.00000000000
--------------------------------------------------------------
   M                  -       12,308,015.27     0.99862192857
  B1                  -        5,068,006.29     0.99862192857
  B2                  -        2,896,003.59     0.99862192857
  B3                  -        1,448,001.80     0.99862192857
  B4                  -        1,448,001.80     0.99862192857
  B5                  -        1,448,610.76     0.99862192857
--------------------------------------------------------------
Totals                -      719,999,159.33
--------------------------------------------------------------

                          Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------------
                Beginning           Pass            Accrued            Cumulative                        Total             Net
               Certificate         Through          Optimal              Unpaid         Deferred       Interest        Prepayment
 Class          Balance            Rate (%)         Interest            Interest        Interest          Due         Int Shortfall
------------------------------------------------------------------------------------------------------------------------------------
  1A1          526,588,000.00      5.750000        2,523,234.17                 -                -     2,523,234.17               -
  2A1          168,683,000.00      5.000000          702,845.83                 -                -       702,845.83               -
  PO             5,061,808.22      0.000000                   -                 -                -                -               -
 PO-1            4,706,473.51      0.000000                   -                 -                -                -               -
 PO-2              355,334.71      0.000000                   -                 -                -                -               -
  AR                   100.00      5.750000                0.48                 -                -             0.48               -
------------------------------------------------------------------------------------------------------------------------------------
   M            12,325,000.00      5.568960           57,197.86                 -                -        57,197.86               -
  B1             5,075,000.00      5.568960           23,552.06                 -                -        23,552.06               -
  B2             2,900,000.00      5.568960           13,458.32                 -                -        13,458.32               -
  B3             1,450,000.00      5.568960            6,729.16                 -                -         6,729.16               -
  B4             1,450,000.00      5.568960            6,729.16                 -                -         6,729.16               -
  B5             1,450,609.80      5.568960            6,731.99                 -                -         6,731.99               -
------------------------------------------------------------------------------------------------------------------------------------
Totals         724,983,518.02                      3,340,479.03                 -                -     3,340,479.03               -
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
                Unscheduled
                  Interest      Interest
 Class           Adjustment       Paid
---------------------------------------------
  1A1                      -     2,523,234.17
  2A1                      -       702,845.83
  PO                       -                -
 PO-1                      -                -
 PO-2                      -                -
  AR                       -             0.50
----------------------------------------------
   M                       -        57,197.86
  B1                       -        23,552.06
  B2                       -        13,458.32
  B3                       -         6,729.16
  B4                       -         6,729.16
  B5                       -         6,731.99
----------------------------------------------
Totals                     -     3,340,479.05
----------------------------------------------


                           Current Payment Information
                               Factors per $1,000

------------------------------------------------------------------------------------------------------------------------------------
                              Original         Beginning Cert.                                         Ending Cert.         Pass
                             Certificate          Notional             Principal        Interest         Notional          Through
 Class        Cusip            Balance             Balance            Distribution    Distribution       Balance           Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
  1A1                       526,588,000.00      1000.000000000         8.126186149     4.791666667    991.873813851        5.750000
  2A1                       168,683,000.00      1000.000000000         3.517140062     4.166666667    996.482859938        5.000000
  PO                          5,061,808.22      1000.000000000        15.380778294     0.000000000    984.619221706        0.000000
 PO-1                         4,706,473.51      1000.000000000        16.170172814     0.000000000    983.829827186        0.000000
 PO-2                           355,334.71      1000.000000000         4.925102870     0.000000000    995.074897130        0.000000
  AR                                100.00      1000.000000000      1000.000000000     4.953558376      0.000000000        5.750000
------------------------------------------------------------------------------------------------------------------------------------
   M                         12,325,000.00      1000.000000000         1.378071428     4.640800399    998.621928572        5.568960
  B1                          5,075,000.00      1000.000000000         1.378071428     4.640800399    998.621928572        5.568960
  B2                          2,900,000.00      1000.000000000         1.378071428     4.640800399    998.621928572        5.568960
  B3                          1,450,000.00      1000.000000000         1.378071428     4.640800399    998.621928572        5.568960
  B4                          1,450,000.00      1000.000000000         1.378071428     4.640800399    998.621928572        5.568960
  B5                          1,450,609.80      1000.000000000         1.378071428     4.640800399    998.621928572        5.568960
------------------------------------------------------------------------------------------------------------------------------------
Totals                      724,983,518.02      1000.000000000         6.875133801     4.607662060    993.124866199
------------------------------------------------------------------------------------------------------------------------------------

     THE
   BANK OF
     NEW
    YORK
101 Barclay Street, 8 West
New York, NY 10286
Officer:       Courtney Bartholomew     212-815-3236
Associate:     Sean O'Connell           212-815-6312


                             Countrywide Home Loans
                      Mortgage Pass - Through Certificates
                        Alternative Loan Trust 2003-10CB
                                 Series 2003-23


Pool Level Data
Distribution Date                                                     5/27/2003
Cut-off Date                                                           4/1/2003
Determination Date                                                     5/1/2003
Accrual Period 30/360         Begin                                    4/1/2003
                              End                                      5/1/2003
Number of Days in 30/360 Accrual Period                                     30


--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                                549,994,870.52

Beginning Aggregate Pool Stated Principal Balance                                                                   549,994,870.52
Ending Aggregate Pool Stated Principal Balance                                                                      545,622,751.74

Beginning Aggregate Loan Count                                                                                                3341
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 23
Ending Aggregate Loan Count                                                                                                   3318

Beginning Weighted Average Loan Rate (WAC)                                                                               6.117531%
Ending Weighted Average Loan Rate (WAC)                                                                                  6.116489%

Beginning Net Weighted Average Loan Rate                                                                                 5.700805%
Ending Net Weighted Average Loan Rate                                                                                    5.701203%

Weighted Average Maturity (WAM) (Months)                                                                                       354

Servicer Advances                                                                                                                -

Aggregate Pool Prepayment                                                                                             3,882,440.43
Pool Prepayment Rate                                                                                                    8.1566 CPR


Group 2
Cut-Off Date Balance                                                                                                174,988,647.50

Beginning Aggregate Pool Stated Principal Balance                                                                   174,988,647.50
Ending Aggregate Pool Stated Principal Balance                                                                      174,376,407.58

Beginning Aggregate Loan Count                                                                                                1236
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  0
Ending Aggregate Loan Count                                                                                                   1236

Beginning Weighted Average Loan Rate (WAC)                                                                               5.565170%
Ending Weighted Average Loan Rate (WAC)                                                                                  5.565175%

Beginning Net Weighted Average Loan Rate                                                                                 4.989847%
Ending Net Weighted Average Loan Rate                                                                                    4.989861%

Weighted Average Maturity (WAM) (Months)                                                                                       176

Servicer Advances                                                                                                                -

Aggregate Pool Prepayment                                                                                               107,205.71
Pool Prepayment Rate                                                                                                    0.7348 CPR

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
Senior Percentage                                                                                                   96.5705675909%
Senior Prepayment Percentage                                                                                       100.0000000000%

Subordinate Percentage                                                                                               3.4294324091%
Subordinate Prepayment Percentage                                                                                    0.0000000000%

Group 2
Senior Percentage                                                                                                   96.5926817179%
Senior Prepayment Percentage                                                                                       100.0000000000%

Subordinate Percentage                                                                                               3.4073182821%
Subordinate Prepayment Percentage                                                                                    0.0000000000%

Certificate Account

Beginning Balance                                                                                                                -

Deposit
Payments of Interest and Principal                                                                                    8,594,293.59
Liquidation Proceeds                                                                                                             -
All Other Proceeds                                                                                                               -
Other Amounts                                                                                                                    -
Total Deposits                                                                                                        8,594,293.59

Withdrawals
Reimbursement of Servicer Advances                                                                                               -
Payment of Master Servicer Fees                                                                                         151,037.19
Payment of Sub Servicer Fees                                                                                            118,418.64
Payment of Other Fees                                                                                                   110,519.29
Payment of Insurance Premium(s)                                                                                                  -
Payment of Personal Mortgage Insurance                                                                                    7,899.35
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                 -
Payment of Principal and Interest                                                                                     8,324,837.76
Total Withdrawals                                                                                                     8,712,712.23

Ending Balance                                                                                                                   -

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                        -
Compensation for Gross PPIS from Servicing Fees                                                                                  -
Other Gross PPIS Compensation                                                                                                    -
Total Net PPIS (Non-Supported PPIS)                                                                                              -

Master Servicing Fees Paid                                                                                              151,037.19
Insurance Premium(s) Paid                                                                                                        -
Personal Mortgage Insurance Fees Paid                                                                                     7,899.35
Other Fees Paid                                                                                                         110,519.29
Total Fees                                                                                                              269,455.83

--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------
Group 1

Delinquency                                                      30-59 Days      60-89 Days          90+ Days                Totals
Scheduled Principal Balance                                               -               -                 -                     -
Percentage of Total Pool Balance                                  0.000000%       0.000000%         0.000000%             0.000000%
Number of Loans                                                           0               0                 0                     0
Percentage of Total Loans                                         0.000000%       0.000000%         0.000000%             0.000000%

Foreclosure
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                           -
Additional Gains (Recoveries)/Losses                                                                                              -
Total Realized Losses                                                                                                             -

Group 2

Delinquency                                                      30-59 Days      60-89 Days          90+ Days                Totals
Scheduled Principal Balance                                               -               -                 -                     -
Percentage of Total Pool Balance                                  0.000000%       0.000000%         0.000000%             0.000000%
Number of Loans                                                           0               0                 0                     0
Percentage of Total Loans                                         0.000000%       0.000000%         0.000000%             0.000000%

Foreclosure
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                           -
Additional Gains (Recoveries)/Losses                                                                                              -
Total Realized Losses                                                                                                             -


--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                           Original               Current
Bankruptcy Loss                                                                                     99,999.99             99,999.99
Bankruptcy Percentage                                                                               0.013793%             0.013889%
Credit/Fraud Loss                                                                                7,250,000.00          7,250,000.00
Credit/Fraud Loss Percentage                                                                        1.000023%             1.006946%
Special Hazard Loss                                                                              7,250,000.00          7,249,835.18
Special Hazard Loss Percentage                                                                      1.000023%             1.006923%

Credit Support                                                                                       Original               Current
Class A                                                                                        700,332,908.22        695,382,519.82
Class A Percentage                                                                                 96.599839%            96.581018%

Class M                                                                                         12,325,000.00         12,308,015.27
Class M Percentage                                                                                  1.700039%             1.709449%

Class B1                                                                                         5,075,000.00          5,068,006.29
Class B1 Percentage                                                                                 0.700016%             0.703891%

Class B2                                                                                         2,900,000.00          2,896,003.59
Class B2 Percentage                                                                                 0.400009%             0.402223%

Class B3                                                                                         1,450,000.00          1,448,001.80
Class B3 Percentage                                                                                 0.200005%             0.201112%

Class B4                                                                                         1,450,000.00          1,448,001.80
Class B4 Percentage                                                                                 0.200005%             0.201112%

Class B5                                                                                         1,450,609.80          1,448,610.76
Class B5 Percentage                                                                                 0.200089%             0.201196%